Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Adrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191 ext. 166
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports Q1 2012 Financial Results

•	Non-GAAP revenue of $26.2 million, up $2.6 million, or 11 percent year-over-year

•	Non-GAAP EPS: $0.02 per share, compared with $0.01 per share in Q1 2011

•	64 customers added to the EnCase® Enterprise platform during the quarter as compared to 45 in Q1 2011

PASADENA, Calif. – May 3, 2012 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the quarter ended March 31, 2012.

First quarter 2012 financial highlights include:

•	GAAP revenue of $26.0 million and non-GAAP revenue of $26.2 million. This compares to GAAP and non-GAAP revenue of $23.6 million in the first quarter of 2011

•	GAAP SaaS revenue of $1.2 and non-GAAP SaaS revenue of $1.4 million

•	product revenue of $10.5 million, an increase of $0.9 million, or 9 percent, from $9.6 million in the first quarter of 2011

•	services and maintenance revenue of $14.3 million, an increase of $0.3 million, or 2 percent, from $14.0 million in the first quarter of 2011

•	GAAP net loss of $3.6 million, or ($0.15) per share, compared to a GAAP net loss of ($3.0) million, or ($0.13) per share, in the first quarter of 2011

On a non-GAAP basis, which excludes acquisition-related deferred revenue adjustments, acquisition-related expense, share-based compensation expense and amortization of intangibles, the company reported pre-tax net income of $0.6 million, or $0.02 per share, in the first quarter of 2012, compared to non-GAAP pre-tax net income of $0.2 million, or $0.01 per share, in the first quarter of 2011.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “I am pleased with everything we have accomplished during the first quarter of 2012. In addition to adding 64 new EnCase® Enterprise platform customers, up almost 50% from last year, we enhanced our market leadership position through the acquisition of CaseCentral and now provide our customers with the most complete end-to-end e-discovery solution in the market. The integrated solution, including our award winning EnCase® platform, spans from legal hold to identification, collection, preservation, processing, first pass review and now with CaseCentral’s market-leading Software-as-as-Service (SaaS) offering, Cloud-based early case assessment (ECA), review and production capabilities.”

Limongelli continued, “This important acquisition, along with the unveiling of Version 7 of our EnCase® Enterprise platform, reaffirms our dedication to continually improving our offerings to meet evolving customer requirements in the e-discovery, forensic, and cybersecurity sectors. For the remainder of 2012, we expect strong top-line and bottom-line growth and further extension of our market leading positon.”

First Quarter 2012 Highlights and Noteworthy Events

•

The company added a record 64 new EnCase® Enterprise customers in the first quarter of 2012, compared to 45 in the first quarter of 2011. The company also added 27 customers of EnCase® eDiscovery or EnCase.® Cybersecurity, which are built on the EnCase® Enterprise platform, as compared to 16 in the first quarter of 2011.

•

In February 2012, the company acquired privately-held CaseCentral, Inc., a leader in the electronic discovery market for Cloud-based review and production software. This notable acquisition brought together two industry leaders for both on-premise and Cloud-based e-discovery software and extended Guidance Software’s market leadership by delivering a complete e-discovery platform that addresses the needs of corporations and government agencies alike.

•

In February 2012, the company announced a strategic alliance to integrate EnCase® Cybersecurity with FireEye MPS to enable enterprises to more efficiently detect and respond to advanced cyber threats. Through its open API, EnCase® Cybersecurity is currently integrated with ArcSight ESM, and integrations are also underway or planned with IBM’s QRadar SIEM and RSA enVision.

•

In February 2012, the company made available Version 7 of its EnCase® Enterprise remote computer forensic technology designed for the ever-growing governance, risk and compliance-related computer investigation needs of commercial enterprises and government organizations. Version 7 provides integrated smartphone support, an enhanced user interface and workflow, and powerful template-driven processing making it the most powerful and easiest to use version of EnCase® Enterprise yet.

•

In addition, Guidance Software introduced EnCase® Forensic Version 7.03, the latest version of its de-facto industry-standard computer investigation software that enables forensic practitioners to complete faster, more efficient investigations. Version 7.03 delivers a standalone processor, review packages for sharing evidence with colleagues, significant performance improvement, and the ability to process artifacts such as unallocated space, Google Chrome Internet history, USB drive information, and mapped or shared artifacts.

•

The company also announced the 12th annual Computer and Enterprise Investigations Conference (CEIC), to be held May 21 — 24 at the Red Rock Resort in Summerlin, Nevada. CEIC is the premier digital forensics, e-discovery and cyber security conference, last year garnering a Forensic 4cast Award for Outstanding Contribution to Digital Forensics. Well over 1,500 attendees are expected at this year’s conference from corporations, government agencies, law enforcement, technology and service providers, industry luminaries and more. New at this year’s CEIC is the CISO Summit, a single-day, executive-level meeting focused on cutting-edge strategies for data visibility and incident response.

2012 Financial Outlook:

The company is reiterating its guidance for the year ended December 31, 2012, as follows:

•	Non-GAAP revenue is expected to be in the range of $126 million to $131 million, representing year-over-year growth of 20 percent to 25 percent.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.35 - $0.42 per share.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (404) 537-3406, passcode 63019720, available from 8:00 pm eastern time, May 3, 2012, through midnight eastern time, May 10, 2012.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform, with more than 40,000 licenses distributed worldwide, provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing—all while maintaining the integrity of the data. The EnCase® Enterprise platform is used by numerous Federal Civilian and Defense agencies and more than 65 of the Fortune 100. Thousands attend Guidance Software’s training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, CaseCentral®, CaseCentral eDiscovery Cloud®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present in this release total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, transaction-related expenses, stock-based compensation expense, and a one-time sales tax charge. Non-GAAP net income (loss) consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes amortization of intangibles, transaction-related expenses, stock-based compensation expense, and a one-time sales tax charge.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income(loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Acquisition-related Expenses. Acquisition-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Guidance Software excludes acquisition-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Sales Tax One-time Charge. The sales tax one-time charge is expenses accrued for sales taxes that may be due to a taxing authority. Guidance Software excludes the sales tax charge from non-GAAP operating income and non-GAAP net income because it believes the amount of the expense in the specific period it occurred is a one-time charge and does not directly correlate to the underlying performance of Guidance Software’s business operations.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Subscription revenue	$1,225	$—
Product revenue	10,509	9,554
Services and maintenance revenue	14,285	14,023

Total revenues	26,019	23,577

Cost of revenues:
Cost of subscription revenue	586	—
Cost of product revenue	1,683	1,285
Cost of services and maintenance revenue	5,450	6,298

Total cost of revenues	7,719	7,583

Gross profit	18,300	15,994

Operating expenses:
Selling and marketing	8,637	8,129
Research and development	5,290	4,772
General and administrative	6,220	3,471
State sales tax charges	—	1,336
Depreciation and amortization	1,626	1,241

Total operating expenses	21,773	18,949

Operating income (loss)	(3,473)	(2,955)
Interest income and other, net	7	6

Income (loss) before income taxes	(3,466)	(2,949)
Income tax provision	134	96

Net Income (loss)	$(3,600)	$(3,045)

Net income (loss) per share - basic	$(0.15)	$(0.13)

Net income (loss) per share - diluted	$(0.15)	$(0.13)

Shares used in per share calculation - basic	23,854	23,041

Shares used in per share calculation - diluted	23,854	23,041

Supplemental Financial Data
Non-GAAP income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges	$561	$213

Non-GAAP income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges

Basic	$0.02	$0.01

Diluted	$0.02	$0.01

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Calculation of pre-tax non-GAAP income:
GAAP net loss	$(3,600)	$(3,045)
Add:
Income tax provision	134	96
Certain state sales tax charges	—	1,336
Acquisition-related expense	1,974	—
Acquisition-related deferred revenue adjustment	207	—
Amortization of intangibles	549	272
Share-based compensation expense (including related payroll taxes paid by the Company)	1,297	1,554

Non-GAAP income before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges	$561	$213

Non-GAAP income per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation, amortization of intangibles and certain state sales tax charges

Basic	$0.02	$0.01

Diluted	$0.02	$0.01

Shares used in per share calculations:
Basic	23,854	23,041

Diluted	25,491	24,376

Detail of Share-based Compensation Expense:
Cost of subscription revenue	22	—
Cost of product revenue	23	22
Cost of service and maintenance revenue	216	253
Selling and marketing	377	437
Research and development	290	421
General and administrative	369	421

Total share-based compensation expense	1,297	1,554

Detail of Acquisition-related Expense:
General and administrative	1,974	—

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	167	—
Services and maintenance revenue	40	—

Total acquisition-related deferred revenue adjustment	207	—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Total revenues, as reported	$26,019	$23,577
Acquisition-related deferred revenue adjustment	207	—

Total non-GAAP revenues	$26,226	$23,577

Gross profit, as reported	$18,300	$15,994
Acquisition-related deferred revenue adjustment	207	—
Share-based compensation	261	275

Gross profit adjustment	468	275

Total non-GAAP gross profit	$18,768	$16,269

Total operating expenses, as reported	$21,773	$18,949
Amortization of intangibles	(549)	(272)
Acquisition-related expenses	(1,974)	—
Share-based compensation	(1,036)	(1,279)
State sales tax one-time charge	—	(1,336)

Operating expense adjustment	(3,559)	(2,887)

Total non-GAAP operating expenses	$18,214	$16,062

Operating income (loss), as reported	$(3,473)	$(2,955)
Gross profit adjustment	468	275
Operating expense adjustment	3,559	2,887

Total non-GAAP operating income (loss)	$554	$207

Net income (loss), as reported	$(3,600)	$(3,045)
Gross profit adjustment	468	275
Operating expense adjustment	3,559	2,887
Income tax provision	134	96

Total non-GAAP net income (loss)	$561	$213

Net income (loss) per share-diluted, as reported	$(0.15)	$(0.13)

Non-GAAP Net income (loss) per share-diluted	$0.02	$0.01

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$26,071	$37,048
Trade receivables, net	20,007	19,505
Inventory	1,520	1,394
Prepaid expenses and other current assets	3,753	2,209

Total current assets	51,351	60,156

Long-term assets:
Property and equipment, net	10,008	9,273
Intangible assets, net	17,105	3,754
Goodwill, net	16,018	3,711
Other assets	512	434

Total long-term assets	43,643	17,172

Total assets	$94,994	$77,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,675	$2,895
Accrued liabilities	11,269	9,774
Capital lease obligations	546	58
Deferred revenues	37,021	33,630

Total current liabilities	52,511	46,357

Long-term liabilities:
Rent incentives	535	498
Capital lease obligations	409	55
Deferred revenues	5,732	5,952
Contingent earn-out, net of current portion	3,189	—
Deferred tax liabilities	232	155

Total long-term liabilities	10,097	6,660

Stockholders’ equity:
Common stock	25	23
Additional paid-in capital	86,598	74,297
Treasury stock	(7,222)	(6,594)
Accumulated deficit	(47,015)	(43,415)

Total stockholders’ equity	32,386	24,311

Total liabilities and stockholders’ equity	$94,994	$77,328

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Operating Activities:
Net loss	$(3,600)	$(3,045)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation & amortization	1,626	1,241
Share-based compensation	1,297	1,554
Deferred taxes	77	70
Loss on disposal of assets	18	—
Changes in operating assets and liabilities:
Trade receivables	2,570	(518)
Inventory	(126)	65
Prepaid expenses and other assets	(632)	(155)
Accounts payable	377	(101)
Accrued liabilities	(3,147)	(795)
Deferred revenues	(129)	457

Net cash used in operating activities	(1,669)	(1,227)

Investing Activities:
Purchase of property and equipment	(571)	(945)
Acquisition, net of cash acquired	(9,528)	—

Net cash used in investing activities	(10,099)	(945)

Financing Activities:
Proceeds from the exercise of stock options	1,507	101
Common stock repurchased or withheld	(628)	(349)
Principal payments on capital lease obligations	(88)	(21)

Net cash provided by (used in) financing activities	791	(269)

Net decrease in cash and cash equivalents	(10,977)	(2,441)
Cash and cash equivalents, beginning of period	37,048	27,621

Cash and cash equivalents, end of period	$26,071	$25,180